Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

Investor Relations Contact:	Company Contact:
Claire McAdams	Ronald Kisling, CFO
Headgate Partners LLC	Nanometrics Incorporated
530.265.9899, 530.265.9699 fax	408.545.6143, 408.521.9490 fax
email: claire@headgatepartners.com	email: rkisling@nanometrics.com
Nanometrics Reports Third Quarter 2012 Financial Results
MILPITAS, Calif., October 30, 2012 - Nanometrics Incorporated (NASDAQ: NANO), a leading provider of advanced process control metrology and inspection systems, today announced financial results for its third quarter ended September 29, 2012.

Third Quarter Highlights

•	Revenues of $43.9 million; with improved gross and operating margins compared to the first and second quarters of 2012;

•	Revenue recognized on the company's first 450mm Atlas® metrology system, which was shipped mid-year; and

•	Additional penetration of major foundry customers, across several product lines, including front-end-of-line applications for the UniFire,® Atlas II, and IMPULSE® integrated metrology.

GAAP Results

	Q3 2012	Q2 2012	Q3 2011

Revenues	$43,938	$53,181	$58,269

Gross Profit	$22,152	$24,759	$30,596

Income from Operations	$3,614	$4,296	$11,746

Net Income	$1,903	$4,506	$7,619

Earnings per Diluted Share	$0.08	$0.19	$0.32

Non-GAAP Results

	Q3 2012	Q2 2012 (1)	Q3 2011 (2)

Gross Profit	$22,781	$25,396	$30,799

Income from Operations	$4,436	$5,128	$12,757

Net Income	$2,425	$3,079	$8,266

Earnings per Diluted Share	$0.10	$0.13	$0.35
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release and on the investor page of our website. Non-GAAP results for all periods presented exclude the impact of amortization of acquired intangible assets.

(1)
Non-GAAP results for Q2 2012 exclude the tax benefit of $0.7 million related to certain foreign losses, which were recorded in the non-GAAP results for Q1 2012 but not recorded for GAAP purposes until Q2 2012, because company elections that enabled recognition of these benefits were not approved by the IRS until Q2. GAAP results for Q2 2012 include both Q1 2012 and Q2 2012 benefits associated with these certain foreign losses. See also footnote (a) to the Reconciliation of GAAP to Non-GAAP financial results.

(2)	Non-GAAP results for Q3 2011 exclude certain acquisition-related charges.

Commenting on the company's results, president and chief executive officer Dr. Timothy J. Stultz said, “We are pleased to report a second quarter of sequential improvement in both gross margin and operating margin against the headwind of reduced levels of industry spending and the associated decline in our revenues. During the current industry downturn we intend to continue to strengthen our position within key customer accounts, expand our penetration into the foundry segment, and drive further adoption of our UniFire and SPARK platforms within the growth markets of Inspection and Advanced Packaging. As we witnessed in 2009, industry slowdowns and technological inflection points create unique opportunities to expand our market position and served markets - setting the stage for growth and outperformance when industry spending resumes. We see similar opportunities at this time, and are further encouraged by the fact that we have a larger product and platform portfolio, and a greater number of key customer engagements, than ever before."

Third Quarter 2012 Summary
Revenues for the third quarter of 2012 were $43.9 million, down 17% from $53.2 million in the second quarter and down 25% from $58.3 million in the third quarter of 2011. GAAP gross margin was 50.4%, compared to 46.6% in the prior quarter and 52.5% in the year-ago period. Non-GAAP gross margin, which excludes amortization of acquired intangible assets, was 51.8%, compared to 47.8% in the prior quarter and 52.9% in the year-ago period. The improvement in gross margin compared to the second quarter of 2012 was primarily driven by higher product gross margin, as a result of an increase in standard tool margin as well as a decrease in warranty, obsolescence and other manufacturing costs.

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

GAAP operating income was $3.6 million, compared to $4.3 million in the prior quarter and $11.7 million in the year-ago period. Non-GAAP operating income was $4.4 million, compared to $5.1 million in the prior quarter and $12.8 million in the third quarter of 2011.

GAAP net income was $1.9 million or $0.08 per diluted share, compared to $4.5 million or $0.19 per diluted share in the prior quarter and $7.6 million or $0.32 per diluted share in the third quarter of 2011. Non-GAAP net income was $2.4 million or $0.10 per diluted share, compared to $3.1 million or $0.13 per diluted share in the prior quarter and $8.3 million or $0.35 per diluted share in the third quarter of 2011.

At September 29, 2012, Nanometrics had $104.8 million in cash, cash equivalents and marketable securities and $165.1 million in working capital. Stockholders' equity, excluding intangible assets, was $199.6 million, or $8.54 per share based on 23.4 million shares outstanding at quarter end.
Business Outlook
Management forecasts continued declines in industry spending in the fourth quarter, with total revenues expected to be in the range of $28 to $32 million. Management expects GAAP gross margin in the range of 40% to 44%, non-GAAP gross margin in the range of 42% to 46%, and operating expenses to increase between $0.4 to $0.9 million from the third quarter. Management expects the fourth quarter GAAP net loss to be in the range of $0.14 to $0.21 per share and the non-GAAP net loss to be in the range of $0.12 to $0.19 per share.
Conference Call Details
A conference call to discuss third quarter 2012 results will be held today at 4:30 p.m. EDT (1:30 p.m. PDT). To participate in the conference call, the dial-in numbers are (877) 374-4041 for domestic callers and (253) 237-1156 for international callers. A live and recorded webcast will be made available on the investor page of the Nanometrics website at www.nanometrics.com.
Use of Non-GAAP Financial Information
Financial results such as non-GAAP gross profit, operating income, net income and net income per share, which exclude certain expenses, charges and special items, were not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses non-GAAP financial results, which exclude acquisition-related expenses such as amortization of acquired intangibles and transaction costs, asset impairments, restructuring charges, legal settlements, certain discrete tax items and the impact of the timing of the approval of elections related to tax treatment of certain foreign subsidiaries, and other unusual and infrequent items to evaluate the company's ongoing performance and to enable comparison to other periods that did not include these unusual and infrequent items. The company believes the presentation of non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor's ability to view the company's results from management's perspective. A table presenting a reconciliation of GAAP results to non-GAAP results is included at the end of this press release and is available on the investor page of the Nanometrics website at www.nanometrics.com.
About Nanometrics
Nanometrics is a leading provider of advanced, high-performance process control metrology and inspection systems used primarily in the fabrication of semiconductors, high-brightness LEDs, data storage devices and solar photovoltaics. Nanometrics' automated and integrated systems address numerous process control applications, including critical dimension and film thickness measurement, device topography, defect inspection, overlay registration, and analysis of various other film properties such as optical, electrical and material characteristics. The company's process control solutions are deployed throughout the fabrication process, from front-end-of-line substrate manufacturing, to high-volume production of semiconductors and other devices, to advanced wafer-scale packaging applications. Nanometrics' systems enable device manufacturers to improve yields, increase productivity and lower their manufacturing costs. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on NASDAQ Global Select Market under the symbol NANO. Nanometrics' website is http://www.nanometrics.com.
Forward Looking Statements
This press release contains forward-looking statements including, but not limited to, statements included in the quotation from management and statements included in the business outlook section, such as the statements regarding future revenue, margins, profitability, opportunities, areas of market growth and product adoption. These forward-looking statements may also be identified by words such as “expect,” “anticipate,” “believe,” “estimate,” “forecasts,” “plan,” “predict,” “view,” and similar terms. Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, actual results could differ materially from these expectations due to a variety of factors, including economic conditions, levels of industry spending, shifts in the timing of customer orders and product shipments, market adoption rates, changes in product mix, our ability to implement supply cost reductions, and increased operating expenses. For additional information and considerations regarding the risks faced by Nanometrics, see its annual report on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission, as well as other periodic reports filed with the SEC from time to time. Nanometrics disclaims any obligation to update information contained in any forward-looking statement.

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(Unaudited)

	As of Sep 29,	As of Dec 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$67,464	$97,699
Marketable securities	37,335	—
Accounts receivable, net of allowances of $51 and $117, respectively	30,099	29,289
Inventories	43,054	52,260
Inventories-delivered systems	1,674	1,637
Prepaid expenses and other	10,116	8,119
Deferred income tax assets	7,736	12,406
Total current assets	197,478	201,410

Property, plant and equipment, net	43,080	35,521
Goodwill	11,079	11,990
Intangible assets, net	11,614	14,394
Deferred income tax assets, non-current	4,512	2,864
Other assets	885	1,042
Total assets	$268,648	$267,221

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,329	$7,975
Accrued payroll and related expenses	7,247	8,837
Deferred revenue	9,730	5,788
Other current liabilities	9,107	16,709
Income taxes payable	32	707
Current portion of debt obligations	911	765
Total current liabilities	32,356	40,781

Deferred revenue, non-current	5,020	4,547
Income taxes payable, non-current	2,430	2,401
Other non - current liabilities	1,978	2,813
Debt obligations, net of current portion	4,613	6,687
Total liabilities	46,397	57,229

Stockholders’ equity:
Common stock, $0.001 par value, 47,000,000 shares
authorized; 23,379,827 and 23,182,771, respectively,
issued and outstanding	23	23
Additional paid-in capital	240,695	236,735
Accumulated deficit	(20,203)	(28,315)
Accumulated other comprehensive income	1,736	1,549
Total stockholders’ equity	222,251	209,992
Total liabilities and stockholders’ equity	$268,648	$267,221

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	Sep 29,	Oct 1,	Sep 29,	Oct 1,
	2012	2011	2012	2011
Net revenues:
Products	$32,314	$49,839	$121,728	$158,049
Service	11,624	8,430	30,883	26,735
Total net revenues	43,938	58,269	152,611	184,784

Costs of net revenues:
Cost of products	15,778	22,881	63,224	68,862
Cost of service	5,379	4,589	15,507	13,864
Amortization of intangible assets	629	203	1,903	667
Total costs of net revenues	21,786	27,673	80,634	83,393
Gross profit	22,152	30,596	71,977	101,391

Operating expenses:
Research and development	7,176	6,045	22,296	17,312
Selling	6,308	6,862	20,560	20,558
General and administrative	4,861	5,817	16,525	16,758
Amortization of intangible assets	193	126	580	469
Total operating expenses	18,538	18,850	59,961	55,097
Income from operations	3,614	11,746	12,016	46,294

Other income (expense):
Interest income	28	57	113	162
Interest expense	(262)	(324)	(795)	(1,002)
Other, net	(121)	834	(345)	(149)
Total other expense, net	(355)	567	(1,027)	(989)

Income before income taxes	3,259	12,313	10,989	45,305
Provision for income taxes	1,356	4,694	2,877	16,089
Net income	$1,903	$7,619	$8,112	$29,216

Net income per share:
Basic	$0.08	$0.33	$0.35	$1.29
Diluted	$0.08	$0.32	$0.34	$1.24

Shares used in per share calculation:
Basic	23,310	22,875	23,351	22,715
Diluted	23,760	23,526	23,874	23,489

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine-month Period Ended
	Sep 29, 2012	Oct 1, 2011
Cash flows from operating activities:
Net income	$8,112	$29,216
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	7,143	4,722
Stock-based compensation	4,535	2,746
Excess tax benefit from equity awards	(939)	(1,925)
Loss on disposal of fixed assets	246	19
Inventory write down	1,450	1,294
Deferred taxes	2,948	2,386
Change in the fair value of contingent payments to Zygo Corporation	307	434
Changes in assets and liabilities:
Accounts receivable	(831)	(259)
Inventories	(429)	(11,209)
Inventories-delivered systems	(571)	(477)
Prepaid expenses and other	(1,655)	130
Accounts payable, accrued and other liabilities	(12,242)	2,889
Deferred revenue	4,418	3,313
Income taxes payable	283	2,131
Net cash provided by operations	12,775	35,410

Cash flows from investing activities:
Escrow payment received related to acquisition of Nanda	508	—
Sales of marketable securities	3,000	—
Maturities of marketable securities	500	—
Purchases of marketable securities	(40,929)	—
Purchase of property, plant and equipment	(3,705)	(2,082)
Net cash used in investing activities	(40,626)	(2,082)

Cash flows from financing activities:
Payments to Zygo Corporation related to acquisition	(232)	(301)
Repayments of debt obligations	(1,989)	(2,389)
Proceeds from sale of shares under the employee stock option and purchase plans	3,463	5,291
Excess tax benefit from equity awards	939	1,925
Taxes paid on net issuance of stock awards	(16)	(46)
Repurchase of common stock	(4,960)	(4,257)
Net cash provided by (used in) financing activities	(2,795)	223
Effect of exchange rate changes on cash and cash equivalents	411	138
Net increase (decrease) in cash and cash equivalents	(30,235)	33,689
Cash and cash equivalents, beginning of period	97,699	66,460
Cash and cash equivalents, end of period	$67,464	$100,149

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Year to Date
	Sep 29,	Jun 30,		Oct 1,	Sep 29,	Oct 1,
	2012	2012		2011	2012	2011
Reconciliation of GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$22,152	$24,759		$30,596	$71,977	$101,391
Non-GAAP adjustments:
Amortization of intangible assets	629	637		203	1,903	667
Non-GAAP gross profit	$22,781	$25,396		$30,799	$73,880	$102,058

Reconciliation of GAAP operating income to non-GAAP operating income
GAAP operating income	$3,614	$4,296		$11,746	$12,016	$46,294
Non-GAAP adjustments:
Amortization of intangible assets included in cost of revenues	629	637		203	1,903	667
Amortization of intangible assets included in operating expenses	193	195		126	580	469
Acquisition-related charges	—	—		682	—	682
Total non-GAAP adjustments to operating income	822	832		1,011	2,483	1,818
Non-GAAP operating income	$4,436	$5,128		$12,757	$14,499	$48,112

Reconciliation of GAAP net income to non-GAAP net income
GAAP net income	$1,903	$4,506		$7,619	$8,112	$29,216
Non-GAAP adjustments:
Total non-GAAP adjustments to non-GAAP operating income	822	832		1,011	2,483	1,818
Income tax effect of non-GAAP adjustments	(300)	(304)		(364)	(907)	(654)
Discrete tax adjustment	—	(1,955)	(a)	—	(1,300)	—
Non-GAAP net income	$2,425	$3,079		$8,266	$8,388	$30,380

GAAP net income per diluted share	$0.08	$0.19		$0.32	$0.34	$1.24

Non-GAAP net income per diluted share	$0.10	$0.13		$0.35	$0.35	$1.29

Shares used in diluted income per share calculation	23,760	23,877		23,526	23,924	23,526

(a) Reflects the tax benefit for certain first quarter foreign losses related to entity classification elections that were approved by the IRS in the second quarter. The tax benefit of these first quarter losses was recorded as a decrease to the second quarter tax provision on a GAAP basis. The discrete tax adjustment for the second quarter also excludes the one-time benefit associated with the recognition of deferred tax assets related to the entity classification elections, resulting in a combined first and second quarter Non-GAAP tax rate of approximately 36.5%.